UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 13, 2008

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

 On August 13, 2008, National Patent Development Corporation (“NPDC”) issued an aggregate of 1,423,886 shares of NPDC common stock, $0.01 par value (the “Shares”), to The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, and The Gabelli Convertible and Income Securities Fund Inc. (collectively, the “Gabelli Funds”) upon the exercise by the Gabelli Funds of warrants to purchase the Shares (the “Warrants”).  The Warrants, which were originally issued to the Gabelli Funds on December 3, 2004 and were subsequently amended on August 11, 2008, were exercised pursuant to their terms at an exercise price of $2.50 per share, representing an aggregate exercise price of $3,559,715.  The exercise price was paid to NPDC in cash.

The issuance of the Shares to the Gabelli Funds was effected in reliance upon the exemption from registration for sales of securities not involving a public offering set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Shares was conducted without general solicitation or advertising and the Gabelli Funds represented that each was an “accredited investor” under Rule 501 of Regulation D of the Securities Act.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: August 14, 2008	By:	/s/ Ira J. Sobotko
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial
Officer

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